This Pricing Supplement, filed pursuant to Rule 424(b)(2), relates to Registration Statement No.333-30879 and to each Prospectus dated
9/17/1998 and to each Prospectus Supplement dated  9/17/1998 PRICING
SUPPLEMENT TO PROSPECTUS SUPPLEMENT DATED
September 17, 1998 TO PROSPECTUS DATED September 17, 1998
Pricing Supplement 21
Dated 10/04/01
Sears Roebuck Acceptance Corp.
Medium-Term Note Series     V   (Floating Rate)
Due at least 9 months from date of issue
          $  100,000,000
Settlement Date (Original Issue Date):  10/10/2001
Maturity Date:                          10/13/2004
Specified Currency:             US$  (If Other than U.S. Dollars, see attached)
Interest Rate Basis:                    3 MONTH LIBOR
Spread Multiplier:  NA     Maximum Rate:  NA     Minimum Rate:  NA
Spread (plus or minus):                 + 1.18000%
Index Maturity:                         Three(3)  Month
Date Initial Interest Rate Set:         10/08/2001
Interest Determination Date(s): Two business days prior to
each coupon payment date
Calculation Agent:                      CHASE MANHATTAN BANK
Interest Payment Date(s):               13th of Jan, Apr, Jul & Oct
Regular Record Date(s):      15 days prior to each interest payment date
Initial Interest Payment:                1/14/2002
Designated CMT Maturity Index:
Designated CMT Telerate Page:
Form of Purchased Notes:                DTC
Redemption Commencement Date:           NOT APPLICABLE
Redemption Price: If a Redemption Commencement Date is specified above, the Redemption Price shall be - of the principal amount to be redeemed and shall
decline at each anniversary of the Redemption Commencement Date by    -    of
the principal amount to be redeemed until the Redemption Price is 100% of such principal amount.
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